          CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED
      FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
              THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.9



                          PHARMACY MANAGEMENT AGREEMENT


        WOMEN FIRST PHARMACY SERVICES, INC., a Delaware corporation (the "Company") and HEALTH SCRIPT, a wholly owned division of Dura Pharmaceuticals, Inc., a Delaware corporation ("Manager"), agree as follows:

        1.    RECITALS.

               (a) WHEREAS, the Company desires to provide mail order pharmacy services to its customers through a pharmacy to be located at 9 Inverness Drive East, Englewood, Colorado 80112 (the "Pharmacy"); and

               (b) WHEREAS, Manager owns and is experienced in operating and managing retail and mail order pharmacies; and

               (c) WHEREAS, the Company desires to engage Manager, and Manager desires to be engaged by the Company, to manage the Pharmacy on behalf of the Company on the terms and conditions set forth in this Pharmacy Management Agreement (this "Agreement").

        2.    DUTIES OF MANAGER.

               (a) Pharmacy Personnel. With the exception of the Pharmacist-in-Charge, who shall be employed or leased by the Company at its election, Manager shall employ sufficient qualified Pharmacy personnel to operate the Pharmacy in a professional, efficient and productive manner, and in accordance with the performance standards set forth in Attachment "A" hereto. All such personnel shall be employees or independent contractors of Manager and shall be subject to the personnel policies and benefits of Manager, but shall also follow the applicable rules and regulations of the Company, including general oversight and direction by the Pharmacist-in-Charge. Manager shall also make available a "back up" pharmacist who shall be on-site at such times as the Company's Pharmacist-in-Charge is off-duty or unavailable.

               (b) Products and Pharmaceuticals. Manager shall purchase at its expense all materials, including pharmaceuticals, relating to Compounded Products. "Compounded Products" shall mean compounded hormone products containing estrogen, progesterone and/or androgen, in combinations of one to three of such compounds, in no more than three strengths, in capsule and/or suppository form. Manager shall arrange for the arms' length purchase by the Company from manufacturers or distributors of all other necessary products and pharmaceuticals required for the efficient operation of the Pharmacy. Manager shall use its commercially reasonable efforts to arrange for the purchase of such products and pharmaceuticals at the best possible price available given the Company's needs and demands. The Company shall be solely responsible for the purchase price and applicable sales taxes and delivery charges for such products and pharmaceuticals, but the cost of arranging for such purchases shall be borne by Manager as part of the services provided hereunder. The payment terms for such purchases shall be not less favorable to the Company than net thirty (30) days, without the prior written approval of the Company. The Company shall have the right, upon prior written notice to Manager, to arrange directly for its purchases of such products and pharmaceuticals and to enter into contracts directly with manufacturers and distributors of any such products and pharmaceuticals, subject to Manager's prior approval of the quantities delivered and stored at the Pharmacy from time to time, such approval not to be unreasonably withheld or delayed.

               (c) Patient and Order Entry Support.

               (i) Manager shall provide at Manager's expense (other than "800" line usage charges) pharmacy counseling and general patient support to all of the Company's customers in substantially the same fashion and level of service as that provided to customers of the Health Script pharmacy. Manager shall assist the Company in establishing a sufficient number of dedicated "800" lines to respond to all calls in a timely manner. Manager shall provide such pharmacy support from 7:00 a.m. to 8:00 p.m. MST, Monday through Friday, with after hours availability either through on-call service, voice mail or answering service. The Company shall provide general customer support by telephone to its customers. At the Company's request, the parties agree to negotiate in good faith an appropriate increase in the monthly management fee and other appropriate modifications to this Agreement if the Company desires that these customer support services be provided by Manager.

               (ii) At the Company's reasonable request, the parties agree to negotiate in good faith an appropriate increase in the monthly management fee and other appropriate modifications to this Agreement in the event the Company desires Manager to provide telephonic order entry services for the Company's customers.

               (d) Pharmacy Services. Pharmacy services shall include without limitation prescription verification, prescription preparation, compounding services for Compounded Products, product shipping services, quality control and those other services listed on Attachment F hereto. Manager shall insure that all such services, as well as all other services provided pursuant to this Agreement are provided in a manner which insures full compliance with all local, state and federal laws and regulations and is otherwise consistent with the standards of operation generally followed by high quality pharmacies within the industry.

               (e) Data Processing. Manager shall make available to the Company its HBS and Dezine computer systems. These systems shall remain the property of Manager at all times during the Term or any renewals thereof. The Company shall be responsible for purchasing its own site license for the computer software, which one-time fee license shall not exceed $6,000, and shall purchase certain additional equipment described under Section 2(k) below, but all other costs of using, operating and maintaining the computer systems shall be borne by Manager. Manager shall provide programming and support to maintain the systems for the Company comparable to Manager's, at no additional charge to the Company. Subject to the Company's payment of any required site license fees to third parties, if and as Manager implements any additional software application modules for its own use that would assist in the efficient operation of the Pharmacy, it will make such software applications available under this Section 2(e) at no additional charge to the Company.

               (f) Billing and Collection Service. For an additional fee specified in Section 3(f), Manager shall provide all billing and collection services on behalf of the Company, including, without limitation, insurance plan adjudication, processing reimbursements and other necessary interfacing with private and governmental third party payors for the products shipped to the Company's customers by Manager, in accordance with the Company's "business rules" and billing and collection procedures established pursuant to Section 3(d). Either party may, upon prior written notice to the other party as specified below in this Section 2(f), elect to terminate the billing and collection services provided by Manager under this Agreement, and in such event, the billing and collection fee specified in Section 3(f) no longer shall be payable. If Manager desires to terminate the billing and collection services it provides hereunder, Manager may do so upon not less than 180 days' prior written notice of such termination to the Company. If the Company desires to terminate the billing and collection services provided by Manager hereunder, then (i) the Company may terminate such services upon not less than 90 days' prior written notice of such termination and the payment to Manager of a termination fee equal to [***] if the orders from the Company's customers are less than or equal to [***] orders per month, and (ii) the Company may terminate such services upon not less than 180 days' prior written notice of such termination, if the orders from the Company's customers are greater than [***] orders per month.

               (g) Reporting Capabilities. Manager shall be responsible for reporting patient and billing information to the Company on a daily basis in accordance with Manager's standard format and reporting schedules. Manager shall arrange for the installation of all necessary telephone and data communications lines required to adequately fulfill this requirement. The Company shall be responsible for the out-of-pocket costs of such telephone and data communication lines. The parties will negotiate in good faith appropriate compensation to Manager for the preparation of any additional reports and billing information which the Company may reasonably require.

               (h) Supplies. Manager shall provide, at its expense, all supplies necessary for the standard efficient operation of the Pharmacy, including but not limited to forms, internal documents and paper products. Special programs run by the Company shall not be included.

               (i) Waste Disposal. Manager shall provide all hazardous, chemical and infectious or bio-hazardous waste disposal from the Pharmacy. The Company shall pay for all required charges, fees, taxes or other expenses payable to third parties in connection with such disposal.

               (j) Site Planning. Manager shall assist the Company in site planning design and construction of the Pharmacy. Manager acknowledges and agrees that, to the best of its knowledge, the subleased space for the Pharmacy shall be sufficient and suitable to properly commence the delivery of the services outlined in this Agreement.

               (k) Additional Equipment. Manager shall arrange for the purchase (or at, the Company's sole election, the lease) by the Company of the additional equipment listed on Attachment "B" hereto. Manager shall not arrange for the purchase of any other equipment by the Company necessary for the operation of the Pharmacy without the Company's prior written


[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

approval, not to be unreasonably withheld or delayed. Manager acknowledges and agrees that the equipment listed on Attachment "B" is, to the best knowledge of Manager, all of the equipment which the Company must purchase in order for the Company and Manager to properly commence delivery of the services outlined in this Agreement. Such equipment shall be charged to the Company and shall remain the property of the Company at all times during the Term or any renewals thereof. All equipment necessary for Manager to perform compounding services shall be provided by Manager at its expense.

               (l) Equipment Maintenance. Manager shall also furnish and oversee at its expense all equipment maintenance, repairs, maintenance contracts and other expenses reasonably determined to be necessary by the Company and Manager for the proper operation of the Pharmacy.

               (m) Other. Manager shall perform such other functions and provide such other services as shall be required to operate the Pharmacy in an efficient and cost effective manner, as well as such other functions and services as shall be mutually agreed upon by the parties.

        3.    DUTIES OF THE COMPANY.

               (a) Pharmacist-in-Charge. The Company shall, in consultation with Manager, hire or lease a qualified Pharmacist-in-Charge (the "Pharmacist-in-Charge"). Such person shall be an employee or leased employee of the Company throughout the Term of this Agreement and any renewals thereof. At such time as the Company hires a Pharmacist-in-Charge, the Company shall determine the amount and character of the Pharmacist-in-Charge's compensation and will be responsible for compensating him or her for all services rendered in connection with this Agreement. If at any time during the Term or any renewals thereafter, the Company desires to lease the Pharmacist-in-Charge or the services of other pharmacy personnel for special projects not otherwise provided under this Agreement, Manager will lease such personnel to the Company pursuant to the Employee Lease Agreement in the form attached hereto as Attachment "C" (as amended from time to time, the "Employee Lease"), which will be executed concurrently with this Agreement.

               (b) Space. The Company shall provide, at its expense, reasonably sufficient space for the operation of the Pharmacy, which shall be sub-leased from Manager pursuant to the Sublease Agreement attached hereto as Attachment "D" (as amended from time to time, the "Sublease Agreement"), which will be executed concurrently with this Agreement. The parties acknowledge and agree that the monthly rent to be paid by the Company under the Sublease Agreement is intended to be all-inclusive, including without limitation, all fees and charges for "operating expenses" (as defined under the Master Lease) and other charges payable by the Manager to lessor under the Master Lease. In the event the Company becomes liable under the Master Lease as a result of Section 9 of the Sublease Agreement for any amounts in excess of the Company's monthly rent under the Sublease Agreement, Manager shall indemnify and hold harmless the Company from and against any and all such excess amounts. Any construction or leasehold improvements to the Pharmacy shall be subject to the Company's prior written approval. Manager shall be responsible for all costs associated with the planning and oversight of construction and leasehold improvements; however, the actual cost of construction, as well as the cost of all leasehold improvements reasonably determined by the Company and Manager to be necessary for the proper operation of the Pharmacy, shall be the sole responsibility of the Company. If the leased space for the Pharmacy is expanded, the Sublease Agreement shall be amended to reflect such additional space. In addition, Manager shall provide, at its expense, sufficient additional storage space as may be reasonably required from time to time to efficiently operate the Pharmacy. In the event the Master Lease is terminated due to the fault of Manager, the Manager agrees to reimburse the Company for its subtenant improvements (as defined in the Sublease Agreement) and all other damages incurred as a result of such termination. A reorganization, merger or transfer of stock of the Company will not constitute an assignment of the Sublease Agreement. Each party hereby consents to the assignment of the Sublease Agreement to the purchaser of all or substantially all of the other party's assets, provided all liabilities and obligations of the assigning party under the Sublease Agreement are assumed by such purchaser.

               (c) [Intentionally omitted].

               (d) Charges, Billing and Collection. The Company shall establish the overall charge structure for the Pharmacy services and will provide to the Manager the Company's "business rules" and billing and collection procedures with respect to taking, processing, fulfilling and collecting payment for customer orders, including timely updates to such business rules from time to time.

               (e) Hours of Operation. The Pharmacy shall be operated Monday through Friday (except for legal holidays), on an as needed basis, with hours to be expanded as the Company's customer demands increase. Manager will provide, on behalf of the Company, 24 hour a day, seven day a week pharmacy emergency services, either through on call service, voice mail or answering service.

               (f) Optional Billing and Collection Fee. In exchange for Manager's billing and collection services provided under Section 2(f) above, the Company shall pay to Manager a fee per order equal to the greater of (i) [***] or (ii) [***] of "Billed Revenue" (as defined below), during the [***] of this Agreement and [***] thereafter, [***] "Billed Revenue" shall be defined as the sales price of the product shipped by Manager on behalf of the Company in accordance with the Company's "business rules" and billing and collection procedures under Section 3(d). The Company shall remit all amounts owed within thirty (30) days of receipt of the monthly invoice from Manager.

        4.    MANAGEMENT AND SERVICES FEES.

               (a) Monthly Management Fee. As compensation for the management and other services rendered pursuant to this Agreement, the Company shall pay to Manager a monthly fee based on volume as set forth on Attachment E, commencing upon the filing of the Company's application for a Pharmacy license with the State of Colorado, but subject to a credit of [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] per month for the first three months during which a management fee is payable under this Section 4(a). The Company will remit all amounts owed within thirty (30) days of receipt of an invoice from Manager.

               (b) Compounding Fee. As compensation for the compounding services rendered and compounding materials provided pursuant to this Agreement, the Company shall pay to Manager a monthly fee equal to the product of [***] times the number of units compounded during such month, but only to the extent such amount exceeds [***].

               (c) Distribution Costs. Manager shall charge the Company a monthly distribution fee equal to its actual cost of packaging materials used and third-party shipping charges incurred for shipments of products to the Company's customers, plus [***]. This payment shall cover Manager's cost of distributing all products and pharmaceuticals to the Company's customers, including packaging, labeling and shipping the products. The Company shall remit all amounts owed within thirty (30) days of receipt of an invoice from Manager.

               (d) Annual Fee Increase. On each anniversary date of this Agreement, Manager may increase its fees by a percentage equal to the percentage increase, if any, in the United States Department of Labor Consumer Price Index for all urban consumers (U.S. City Average) published by the Bureau of Labor Statistics ("CPI") for the preceding twelve months. Manager shall give immediate written notice to the Company of any such increase.

               (e) Changes in Services or Facilities. In the event that (i) the Company's primary services materially change or (ii) the Company requires additional services that materially affect the operating expenses of the Pharmacy or (iii) the Company exceeds the order volumes set forth on Attachment "E" hereto, one party shall notify the other party in writing of such event and Manager and the Company agree to renegotiate, in good faith, the terms of this Agreement, including the fees to be paid for such services, in order to alleviate the impact of such changes, or, in the case of clause (iii) above, to reflect the cost savings resulting from the economics of scale attributable to such increased volumes. Any such changes in services or terms shall be in writing and signed by the parties. If the parties have negotiated in good faith but cannot agree to revised terms within a period of thirty (30) days of the date on which one party received the written notice described hereinabove, this Agreement shall be terminated upon ninety (90) days written notice from either party.

               (f) Right to Accounting; Audit Policies. The Company will be entitled to an accounting from Manager at any time and from time to time upon written request from the Company to Manager. For the purposes of this Agreement, "accounting" means a complete and accurate statement with worksheets and original source documentation of all funds, transactions, writings, documents, statements, ledgers, reports and other information reasonably requested by the Company relating to any matter arising out of this Agreement. Manager agrees and acknowledges that the services provided hereunder may be audited by the Company or its agents,


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

for both accuracy and quality, pursuant to the Company's normal internal audit policies. All audits shall occur on-site during normal business hours.

        5. CONSULTATION. The Company and Manager will meet and confer in good faith at the end of each calendar quarter during the term of this Agreement to discuss any concerns either of them may have with any of the provisions, conditions or the implementation of this Agreement and to suggest appropriate changes in operational procedures to address such concerns.

        6. TERM. The term of this Agreement (the "Term") shall be for two (2) years commencing on the 30th day of September, 1998, and ending on the 29th day of September, 2000. Either party may elect to extend this Agreement for up to three (3) additional one (1) year terms, and such additional one (1) year terms as would run through the end of the Manager's Master Lease in the event such lease is extended. In the event a party desires to extend, such party shall provide written notice of its election to extend this Agreement not less than 180 days prior to the then-current expiration date, or such shorter notice period as the parties may mutually agree, and this Agreement shall be extended unless the other party responds to the extending party with written notice of its unwillingness to extend this Agreement within ten (10) business days of receipt of such notice of extension. Notwithstanding any provision of this Agreement to the contrary, the Company's obligations under this Agreement shall be subject in all respects to prior approval by the Women First HealthCare, Inc. Board of Directors and by the holders of two-thirds of the outstanding shares of Series A Preferred Stock of Women First HealthCare, Inc. If this condition is not satisfied or waived by the Company within 45 days of the execution of this Agreement, this Agreement shall be null and void and neither party shall have any obligations to the other hereunder. The Company will notify Manager in writing when and if the requisite approvals have been obtained.

        7. TERMINATION. This Agreement may be terminated with cause in the event of a breach of any of the material terms of this Agreement, or failure of Manager to comply with the performance standards set forth in Attachment A, if such breach is not corrected within thirty (30) days from the date of the breaching party's receipt of written notice of the breach by the nonbreaching party. In addition, this Agreement may be terminated by the Company upon written notice to Manager in the event that (i) the Company does not receive a license for the Pharmacy from the State of Colorado or such license is suspended or revoked, or (ii) the Employee Lease (Attachment "C") or the Sublease Agreement (Attachment "D") is terminated for any reason other than as a result of the breach thereof by the Company, or (iii) in the event the approvals referred to in Section 6 are not received.

        8. PROHIBITION AGAINST RECRUITMENT OF EMPLOYEES. During the Term of Agreement and any renewal period thereof, and for a period of twelve (12) months following its expiration or termination for whatever reason, neither the Company nor Manager will hire (or contract with as an independent contractor) any individual who is or was an employee of the other party who works at the Company, the Manager or in the Pharmacy during the Term of this Agreement or any renewal period thereof, without the prior written consent of the other party. In addition, neither the Company nor Manager will discuss the possibility of or make any job offer to any person who is or was an employee of the other party during the Term of this Agreement, or any renewal period thereof, without the other party's prior written consent. Each party acknowledges and agrees that these restrictions are reasonable and necessary to protect the other party's legitimate interest. Any consent required hereunder shall not be unreasonably withheld or delayed.

        9.     RESTRICTIVE COVENANTS.

               (a) The Company and Manager acknowledge that each may have access to certain confidential information, proprietary data and trade secrets of the other, including, but not limited to: fee structures; processes; financial statements; contract proposals or bidding information; business plans; training and operations methods and manuals; and management systems, policies or procedures, and related forms and manuals (collectively, the "Proprietary Information") and that such Proprietary Information constitutes valuable, special and unique property of each party. The parties agree that any product formulations, or product preparation or compounding procedures or techniques, which are not generally known within the pharmacy industry and which are developed by the Company or Manager in connection with the sale of products to the Company's customers under this Agreement, shall be the Proprietary Information of the Company.

               (b) During the term of this Agreement and for three (3) years thereafter (herein, the "Noncompete Period"), Manager will not (i) use for itself or others or disclose any of the Company's Proprietary Information, directly or indirectly, to any person or corporation, association or other entity for any reason or purpose whatsoever (except Manager may use in its business any compounding procedures and techniques which constitute the Company's Proprietary Information), except as otherwise permitted by the Company; or (ii) disrupt or attempt to disrupt any past, present or reasonably foreseeable future relationship, contractual or otherwise between the Company, on the one hand, and any patient, customer, person or business with whom the Company contracts in connection with its business, on the other hand.

               (c) During the Noncompete Period, the Company will not (i) use for itself or others or disclose any of Manager's Proprietary Information, directly or indirectly, to any person or corporation, association or other entity for any reason or purpose whatsoever except as otherwise permitted by Manager, or (ii) disrupt or attempt to disrupt any past, present or reasonably foreseeable future relationship, contractual or otherwise between Manager, on the one hand, and any patient, customer, person or business with whom Manager contracts in connection with its business, on the other hand.

               (d) In the event of a breach of this Section 9, each party recognizes that monetary damages shall be inadequate to compensate the nonbreaching party and the nonbreaching party shall be entitled, without the posting of a bond, to any injunction restraining such breach, with the costs, including attorneys fees, of securing such injunction to be borne by the breaching party. Nothing contained herein shall be construed as prohibiting the nonbreaching party from pursuing any other remedy available to it for such breach or threatened breach.

               (e) Both parties hereto hereby acknowledge the necessity of protection against the competition of the other party and that the nature and scope of such protection has been carefully considered by the parties. The period and scope of this Section 9 are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate each party for agreeing to the restrictions contained in this Section 9. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

               (f) Proprietary Information shall not include any information which, at the time of disclosure, (i) is generally known by the public or generally known within the respective parties' industries, (ii) was in the recipient's possession free of any obligation of confidentiality at the time of the disclosing party's communication thereof to the recipient, (iii) was communicated to the recipient free of any obligation of confidentiality subsequent to the time of the disclosing party's communication thereof, (iv) was communicated to the recipient by a third party free of any obligation of confidentiality, (v) was developed by employees or contractors of the recipient independently of, and without reference to, any of the Proprietary Information and such development is documented in a reasonably detailed written record, or
(vi) is subject to disclosure pursuant to any order, decree, subpoena or other validly issued judicial or administrative process (provided that the recipient shall notify the disclosing party promptly so that the disclosing party may seek to obtain a protective order or other appropriate relief from disclosure).

               (g) Each party shall explicitly inform each employee or independent contractor of such party who will have access to any Proprietary Information of the confidential nature of such information. Each party shall cause each such employee or independent contractor who will have access to any Proprietary Information to sign a confidentiality agreement with respect to all Proprietary Information equivalent to this Section 9. Each party shall immediately report to the other any knowledge which such party has with respect to any attempt by any person to duplicate, use or disclose Proprietary Information in violation of this Agreement.

        10. MANNER OF PERFORMANCE. Manager shall act at all times as an independent contractor and shall not act as, or be considered, an agent, employee, partner, joint venture or otherwise an affiliate of the Company, except as specifically provided in this Agreement. The Company shall not withhold any taxes on behalf of Manager or any person employed by Manager or independently contracted by Manager. No employee of Manager shall have any claim under this Agreement or otherwise against the Company for wages, vacation pay, sick leave, unemployment insurance, worker's compensation, retirement benefits or employee benefits of any kind.

        11. INSURANCE. Each party shall obtain and maintain throughout the term of this Agreement minimum insurance coverage as follows:

-       Worker's Compensation:                            Statutory Amount
-       Employer's Liability:                             $1,000,000
-       Comprehensive General
           Liability and Property Damage:                 $1,000,000
-       Professional Liability:                           $1,000,000/$3,000,000

Each party shall name the other party as an additional insured under such policies.

        12. LICENSING AND REGULATORY REQUIREMENTS. The Pharmacy shall be licensed under the Company's name and shall obtain its own Medicare and Medicaid provider numbers. Subject to the Company's prior review and approval of applications and other filings, Manager will prepare and file on behalf of the Company and otherwise assist the Company in obtaining and maintaining such licenses, certifications and permits as are required by local, state and federal laws and regulations in connection with the operation of the mail order Pharmacy throughout the United States. Manager will render Pharmacy services and, if the Pharmacist-in-Charge is leased by the Company from Manager, Manager will cause the Pharmacist-in-Charge to render his or her services, at all times in compliance with all applicable statutes, regulations, rules and directives of federal, state and other governmental authorities having jurisdiction over Manager and the Company and in compliance with the policies and regulations of the Company and all currently accepted and approved practices of providing pharmacy services. Manager represents and warrants that, subject to the Company's receipt of the proper licenses and filing of proper applications and other filings (which Manager will prepare and file in accordance with this Section 12), to Manager's best knowledge as of the date hereof, the transactions contemplated by this Agreement will be in compliance with all applicable local, state and federal laws and regulations.

        13. CONFIDENTIALITY OF PATIENT RECORDS. All customer lists, including the identities, lists and descriptions of patients and referral sources, and other patient medical records (collectively, "Patient Records") will be maintained as confidential and will be disclosed only in accordance with the Company's policies and all applicable state and federal laws. All Patient Records shall belong exclusively to the Company and the release, removal or transfer of such records shall be governed by its established policies and procedures. In handling such Patient Records, both parties agree to comply with all applicable state and federal laws and with any requirements or limitations described in the written consent for release. Each party hereto agrees to take all reasonable precautions against any unauthorized disclosure of the Patient Records and to protect the patients' rights to confidentiality. The Company shall maintain such medical records of the patients in accordance with the time periods established by state record retention laws and regulations. Manager shall advise the Company from time to time as to these required time periods. Upon termination or expiration of this Agreement for any reason, Manager shall promptly deliver to the Company all Patient Records and shall not retain any copies or extracts (whether in paper format, electronic or otherwise) of any such records.

        14. NON-DISCRIMINATION. Neither Manager nor the Company will discriminate against any patient or applicant for employment on the basis of race, color, gender, sexual orientation, age, religion, national origin or handicap in providing services under this Agreement.

        15. INDEMNIFICATION. Each party agrees to indemnify and hold harmless the other party and its officers, directors, affiliates, employees and agents against and from all damages arising from the illegal, negligent, or intentional acts or omissions of the indemnitor or the indemnitor's agents, employees, affiliates, board members, or medical staff, including acts with respect to the disposal of hazardous, chemical and infectious or bio-hazardous wastes. In the event that any claim is made which may result in the right of indemnity hereunder, the party against whom the claim is made (the "Defendant") shall promptly give written notice to the other party and give such other party the opportunity to defend the claim with counsel reasonably satisfactory to the

Defendant, and such other party shall pay all costs of such defense (including reasonable attorney fees), whether or not the claim is successful. Failure to give prompt written notice shall not relieve an indemnitor of its obligations under this Section 15 unless such failure materially prejudices indemnitor's defense of such claim. Indemnitor will not settle any such claim or action without the prior written consent of Defendant, not to be unreasonably withheld or delayed. The provisions of this Section 15 shall survive any termination or expiration of this Agreement.

        16. AUTHORITY. Subject to Sections 6 and 12, the Company and Manager each warrant that the execution and performance of this Agreement by it has been authorized by all applicable laws and regulations and all necessary corporate or partnership action, and that this agreement constitutes the valid and binding obligation of it in accordance with its terms.

        17. AMENDMENTS. Any amendments to this Agreement will be effective only if contained in writing and signed by the Company and Manager.

        18. NOTICES. All notices permitted or required by this Agreement will be deemed given when in writing and delivered personally or by nationally recognized overnight courier (e.g. Federal Express), or three (3) days after such written notice is deposited in the United States mail, postage prepaid, return receipt requested, addressed to the other party at the address set forth in this Agreement and such other address as the parties from time to time may designate in writing. Notices shall be directed to:

               Manager:

               HEALTH SCRIPT
               Attention: General Manager
               9 Inverness Drive East
               Englewood, Colorado 80112

               With a copy to:

               Dura Pharmaceuticals, Inc.
               Attention:  Office of General Counsel
               7475 Lusk Boulevard
               San Diego, CA 92121

               The Company:

               Women First Pharmacy Services, Inc.
               12220 El Camino Real, Suite 400
               San Diego, CA 92130
               Attn: President and Chief Executive Officer

               With a copy to:

               Latham & Watkins
               701 "B" Street, Suite 2100

               San Diego, CA 92101
               Attn:  Scott N. Wolfe, Esq.

        19. ASSIGNABILITY. Neither the Company nor Manager may assign this Agreement without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. A reorganization, merger or transfer of stock will not constitute an assignment. Each party consents to the assignment of this Agreement to the purchaser of all or substantially all of the other party's assets, provided all liabilities and obligations of the assigning party under this Agreement are assumed by such purchaser.

        20. ENTIRE AGREEMENT. This agreement constitutes the entire management agreement between the Company and Manager and each agrees that no inducements, representations or warranties exist except as set forth in this Agreement.

        21. SEVERABILITY. In the event any part of this Agreement is declared invalid, such invalidity will not affect the validity of the remainder.

        22. LEGISLATIVE CHANGES AFFECTING TERMS OF AGREEMENT. In the event law, rules, regulations or governmental policies related to reimbursement of the items and services provided hereunder from any payment source are introduced or changed so as to materially adversely affect either party to this Agreement, the parties agree in good faith to renegotiate the terms of this Agreement. Furthermore, in the event that any part of this Agreement is determined to violate federal or state statutes, rules or regulations, Manager and the Company agree to renegotiate the terms of this Agreement in good faith in order to comply with such statute, rule or regulation. If this Agreement cannot be amended to permit the Company or Manager to comply with applicable law and continue on the same economic terms and service standards, this Agreement may be terminated by either party by giving the other party written notice of termination at least thirty (30) days prior to the effective date of such termination.

        23. NO PRESUMPTION AGAINST DRAFTING PARTY. The parties acknowledge that this Agreement and the provisions contained herein are, and were, the product of the parties equally, and that it shall not be construed or interpreted for or against any party hereto because said party drafted, or caused its legal representative to draft, any portion of its provisions.

        24. RELEASE OF INFORMATION. Subject to applicable law, any release to the public of information with respect to the matters set forth herein will be made only in the form and manner approved by Manager and the Company.

        25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

        26. GOVERNING LAW. This Agreement will be construed in accordance with the laws of the State of Colorado.

        27. CAPTIONS. The captions used in this Agreement are for convenience only and shall not affect the meaning, construction or interpretation of any term, provision or condition of this Agreement.

        28. Arbitration. Any claim or controversy arising out of or relating to the execution, interpretation, performance and enforceability of this Agreement, the Employee Lease or the Sublease Agreement, that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the time, burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute. It is further understood that any award of punitive damages by the arbitrator would be inconsistent with the commercial purposes of this Agreement, the Employee Lease or the Sublease Agreement and the status of the parties with respect to one another, and therefore, neither the arbitrator nor any other tribunal is authorized or empowered to award punitive damages in any proceeding based upon the Agreement, the Employee Lease or the Sublease Agreement or the dealings hereby and thereby. Each party shall bear its own attorneys' fees and expenses in connection with any claim or cause of action brought under this Agreement or the other agreements and any resolution of disputes under this Section 28. The provisions of this Section 28 shall survive the termination or expiration of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties have set forth their signatures below:



                                    THE COMPANY


Date: September 30, 1998            By:  David F. Hale
      ------------------                 ---------------------------------------


                                    Signature:  /s/ DAVID F. HALE
                                                --------------------------------


                                    Title: President
                                           -------------------------------------


                                    HEALTH SCRIPT


Date: September 30, 1998            By:
      ------------------                 ---------------------------------------


                                    Signature:  /s/
                                                --------------------------------


                                    Title: General Manager
                                           -------------------------------------

                                  ATTACHMENT A
                              PERFORMANCE STANDARDS


        All orders for the Company will be processed and shipped with the same efficiency and expediency as Health Script Pharmacy, provided that all materials are and remain readily available from manufacturers. In the event that any item(s) becomes unavailable, Health Script on behalf of the Company will make every effort to procure the items(s) from an alternative source. Notwithstanding the foregoing, Manager will process and ship at least 90% per month of all orders not requiring pharmacist intervention (i.e., contacting a patient or prescriber) approved in accordance with the Company's "business rules" within 48 hours of receipt, except that orders received on Thursday shall ship not later than Saturday and orders received on Friday shall ship not later than Monday. Manager will "date-stamp" each order when and as received by Manager. The Company and Manager will agree on a monthly reporting procedure with respect to Manager's order fulfillment performance in light of the 90% processing and shipping standard.

                                  ATTACHMENT B
                               ANCILLARY EQUIPMENT


                                                              Price/Unit     Quantity    Total $
INITIAL PHARMACY SETUP PROVIDED BY
  HEALTH SCRIPT
Shipping station                                                $ 5,000          1       $ 5,000
Hood                                                              3,000          1         3,000
Capsule machines                                                    750          1           750
                                                                                         -------
TOTAL SETUP PROVIDED BY HS                                                               $ 8,750
                                                                                         =======

INITIAL PHARMACY SETUP PROVIDED BY
  WFPS
HBS Site License                                                $ 5,500          1       $ 5,500
Compaq Server                                                    15,000          1        15,000
Computers                                                         2,000          3         6,000
Fax machine                                                       1,000          1         1,000
Line printers                                                       500          2         1,000
Laser printers                                                    2,000          2         4,000
Pharmacy utensils and supplies                                    3,250          1         3,250
Compound area buildout (add 225 sq ft)                            5,000          1         5,000
Six month buildout - new space (required only when the           25,000          1        25,000
                                                                                         -------
Company achieves business volumes in excess of 20,000
orders per month)

TOTAL SETUP PROVIDED BY WFPS                                                             $65,750
                                                                                         =======

                                  ATTACHMENT C
                        FORM OF EMPLOYEE LEASE AGREEMENT

                            EMPLOYEE LEASE AGREEMENT

        THIS EMPLOYEE LEASE AGREEMENT (this "Agreement") is made this 30th day of September, 1998 between WOMEN FIRST PHARMACY SERVICES, INC, a Delaware corporation (the "Company") and HEALTH SCRIPT a division of Dura
Pharmaceuticals, Inc., a Delaware corporation ("HS").

        WHEREAS, HS and the Company are parties to a Pharmacy Management Agreement of even date herewith (the "Management Agreement"), pursuant to which HS will act as a contract manager of a mail order pharmacy to be owned by the Company, in exchange for, among other things, a monthly management fee; and

        WHEREAS, HS desires to provide to the Company, when and to the extent requested by the Company, contract human resource services, including the services of one or more leased employees, hereinafter called an "HS Employee," or collectively, the "HS Employees," and the Company desires to contract with HS for said services; and

        WHEREAS, the execution and delivery of this Agreement by HS is a condition to the Company's execution and delivery of the Management Agreement; then, in consideration of the promises of the parties contained in this Agreement, the parties agree as follows:

        1. THE SERVICES, RIGHTS AND DUTIES OF HS.

           (a) HS shall provide contract human resource services to the Company for the Pharmacist-in-Charge and for the services of other pharmacy personnel for special projects not otherwise provided under the Management Agreement, for the job titles set forth in Exhibit A to this Agreement in exchange for valuable consideration as set forth in Section 3 below. The HS Employees provided to the Company hereunder shall have such licenses, certifications, education, training, skills and experience as are (i) reasonably necessary to perform their respective duties and responsibilities in a professional, competent and efficient manner, and (ii) reasonably comparable to those of other individuals performing substantially similar jobs elsewhere in the pharmacy industry. HS shall provide the human resource services hereunder when and to the extent requested in writing from time to time by the Company, immediately upon written request in the case of a Pharmacist-in-Charge and upon reasonable prior written notice in the case of all other job titles listed on Exhibit A.

           (b) HS after consultation with and participation from the Company, shall have all rights of an employer including a right of direction and control over HS Employees and management of safety, risk and hazard control at the work site or sites affecting its employees as required by law and shall have authority to hire, discipline, reassign and terminate HS Employees. At the reasonable request of the Company after consultation with HS, HS shall reassign and replace any HS Employee provided under this Agreement which the Company reasonably determines does not meet the criteria set forth in Section 1(a) above or which is failing to perform his or her duties and responsibilities in a professional, competent and efficient manner.

           (c) HS shall be solely responsible for payroll functions and payment of all taxes, wages, insurance and benefits for HS Employees covered by this Agreement.

           (d) HS shall secure and maintain coverage for Worker's Compensation for HS Employees covered under this Agreement. HS shall prepare the required documents pertaining to reporting claims under Workers' Compensation, and shall assist injured employees in obtaining medical and rehabilitation benefits. HS shall be responsible for any and all Worker's Compensation claims which arise during the term of this Agreement.

           (e) HS shall indemnify and hold the Company, its shareholders, officers, directors, employees, associates and representatives, harmless from and against any and all losses, liabilities, claim, damages, injuries, costs and expenses, of whatever nature (including reasonable attorneys' fees and costs), arising from an act or omission of HS or any HS Employee or agent, where said act or omission was engaged in without the prior consent of the Company. This Section 1(e) shall survive the termination or expiration of this Agreement.

           (f) In the event law, rules, regulations or governmental policies related to the items and services provided hereunder are introduced or changed so as to materially adversely affect either party to this Agreement, the parties agree in good faith to renegotiate the terms of this Agreement. Furthermore, in the event that any part of this Agreement is determined to violate federal or state statutes, rules or regulations, HS and the Company agree to renegotiate the terms of this Agreement in good faith in order to comply with such statute, rule or regulation. If this Agreement cannot be amended to permit the Company or HS to comply with applicable law and continue on the same economic terms and service standards, this Agreement may be terminated by either party by giving the other party written notice of termination at least thirty (30) days prior to the effective date of such termination.

        2. RIGHTS AND DUTIES OF THE COMPANY.

           (a) HS shall determine, according to the Management Agreement, the general work procedures to be followed at the work site by HS Employees covered under this Agreement regarding performance of their duties on behalf of the Company. The Company agrees to comply with all applicable federal, state and local laws affecting HS employees, and HS will, within twenty-four (24) hours, notify the Company of any alleged violation.

           (b) The Company shall indemnify and hold HS, its employees, shareholders, officers, directors and sales agents harmless from and against any and all losses, liabilities, claims, demands, damages, injuries, costs and expenses, of whatever nature (including reasonable attorneys' fees and costs), arising as a result of the acts or omissions of the Company or its agents. Such agents shall not include HS or the HS Employees. This
                Section 2(b) shall survive termination or expiration of this Agreement.

           (c) The Company agrees that it shall obtain and pay the out-of-pocket costs of any required federal, state, county or municipal licenses or permits required in connection with the operation of its business or its utilization of the services of any of the HS Employees. Subject to the prior review and approval of the Company, HS will prepare and file on behalf of the Company all applications and other filings for any required Federal, State, County or Municipal licenses or permits required in connection with the operation of the Pharmacy or its utilization of the services of the HS Employees or any of its personnel in the State of Colorado.

        3. FEES.

           (a) For services rendered under this Agreement, HS shall be entitled to a fee as specified on Exhibit "A" hereto, entitled "Fee Schedule." The fees are payable as specified below. The fees are guaranteed until the first anniversary of the Commencement Date of this Agreement set forth in Exhibit "A" hereto. On such date and on each anniversary thereafter, HS may increase its fees by a percentage equal to the percentage increase, if any, in the United States Department of Labor Consumer Price Index for all urban consumers (U.S. City Average) published by the Bureau of Labor Statistics ("CPI") for the preceding twelve months.

           (b) A late payment charge of two percent (2%) will be added to all accounts not paid when due. Payment is due according to payment policies stated below. An unpaid balance will also be subject to a periodic charge of one and one-half percent (1 1/2%) per calendar month until paid. HS reserves the right to suspend services to the Company upon seven (7) days' prior written notice of such suspension until full payment has been made on any past due accounts.

           (c) If for any reason whatsoever payment is not timely submitted to HS for its services in accordance with the Agreement, it will be considered a material breach of this Agreement and HS shall have the right to immediately terminate this Agreement and enforce its rights hereunder upon twenty (20) days' prior written notice of termination, if such payment is not paid in full during such 20-day period.

        4. PAYMENT POLICIES.

           (a) The Company shall make payment in cash, cashiers check, wire transfer or funds on deposit, within thirty (30) days of the receipt of HS's invoice. HS will generate invoices on a monthly basis.

        5. TERM OF AGREEMENT.

        The term of this Agreement shall be two (2) years from the Commencement Date as shown on Exhibit "A" attached hereto (hereafter referred to as "the initial term"). Following the completion of the initial term, this Agreement shall continue year to year until the Management Agreement is terminated or this Agreement is terminated by mutual agreement of the parties. This Agreement shall terminate automatically upon the termination of the Management Agreement. Termination of this Agreement shall not affect any liabilities or obligations of a party hereunder which have accrued prior to the termination date. Notwithstanding any provision of this Agreement to the contrary, the Company's obligations under this Agreement shall be subject in all respects to the approval by the Women First HealthCare, Inc. Board of Directors and by the holders of two-thirds of the outstanding shares of Series A Preferred Stock of Women First HealthCare, Inc. If this condition is not satisfied or waived by the Company within 45 days of the execution of this Agreement, this Agreement shall be null and void and neither party shall have any obligations to the other hereunder.

        5. MISCELLANEOUS.

           (a) The Company shall make payment in cash, cashiers check, wire transfer or funds on deposit, within thirty (30) days of the receipt of HS's invoice. HS will generate invoices on a monthly basis.

           (b) Assignability. This Agreement shall not be assigned by the Company or HS without prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Any attempt to assign any mutual rights, duties or obligations which arise under this Agreement without such consent shall be void. A reorganization, merger or transfer of stock will not constitute an assignment. Each party consents to the assignment of this Agreement to the purchaser of all or substantially all of such party's assets, provided that all liabilities and obligations of the assigning party are assumed in full by the purchaser.

           (c) Severability. If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

           (d) Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties to this Agreement shall be governed by the laws of the State of Colorado.

           (e) Waiver. The failure by either HS or the Company to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of any of its rights as set forth herein, at law or equity, or a waiver by either HS or the Company of any other provision or subsequent default by the other in the performance of or compliance with any of the terms and conditions set forth herein.

           (f) Headings. The headings in this Agreement are intended for convenience or reference and shall not affect its interpretation.

           (g) Notices. Any notices (including notices of address changes) under this Agreement must be in writing and must be delivered in person or by nationally-recognized overnight courier (e.g., Federal Express) or by mail, postage prepaid, return receipt requested, to the parties at the addresses set forth below:

                HS:                  HEALTH SCRIPT
                                     Attention: General Manager
                                     9 Inverness Drive East
                                     Englewood, Colorado 80112

                With a copy to:      Dura Pharmaceuticals, Inc.
                                     Attention: Office of General Counsel
                                     7475 Lusk Boulevard
                                     San Diego, CA 92121

                THE COMPANY:         WOMEN FIRST PHARMACY SERVICES, INC.
                                     12220 El Camino Real, Suite 400
                                     San Diego, CA 92130

                With a copy to:      Latham & Watkins
                                     701 "B" Street, Suite 2100
                                     San Diego, CA 92101
                                     Attn: Scott N. Wolfe, Esq.

           (h) Arbitration. Any dispute, claim or controversy arising under or out of this Agreement or the interpretation thereof shall be resolved by binding arbitration in the manner set forth in
                Section 28 of the Management Agreement.

                                  ATTACHMENT D
                           FORM OF SUBLEASE AGREEMENT

                               SUBLEASE AGREEMENT

THIS AGREEMENT made this 30th day of September, 1998 between WOMEN FIRST PHARMACY SERVICES, INC., a Delaware corporation ("Subtenant"), and HEALTH SCRIPT a division of DURA PHARMACEUTICALS, INC., a Delaware corporation
("Sub-landlord").


                                    RECITALS

        WHEREAS, Inverness Venturers, a Colorado general partnership ("Landlord"), and Sub-landlord, as Lessee, entered into that certain Lease Agreement, dated November 10, 1994 (the "Master Lease"). By the terms of the Master Lease, the real property described in Section 1 of this Sublease, and in
Section 2.1 of the Master Lease is leased to Sublandlord for a term ending on January 31, 2001, subject to earlier termination as provided in the Master Lease. A copy of the Master Lease is attached to this Sublease as Exhibit "A" and incorporated herein by this reference.

        WHEREAS, Sub-landlord desires to sublease to Subtenant a portion of the real property currently leased by Sub-landlord under the terms of the Master Lease, and Subtenant desires to lease that property from Sub-landlord.

    WHEREAS, The parties intend that, as a condition precedent to their respective obligations hereunder, the Landlord shall first consent to this Sublease by executing a written consent to this Sublease.

        NOW THEREFORE, in consideration of the Subleased Premises (as defined herein) and mutual covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Sub-landlord and Subtenant agree as follows:

        1. LEASING AND DESCRIPTION OF PROPERTY. Subject to the terms, conditions and covenants set forth in this Sublease and the Master Lease, Sub-landlord hereby leases to Subtenant, and Subtenant hereby leases from Sub-landlord, approximately 225 square feet of the premises as set forth in the Master Lease, as shown on the floor plan of the building attached hereto as Exhibit "B" (the "Subleased Premises"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Lease.

        2. TERM; OPTIONS TO EXTEND. This Sublease shall commence on the 30th day of September, 1998 (the "Sublease Commencement Date"). The term of this Sublease shall end on the 29th day of September, 2000. The term of this Sublease may be extended for a one (1) year period upon written notice thereof delivered by Subtenant to Sub-landlord no later than ninety (90) days prior to the expiration of the term. Termination of this Agreement is automatic upon the termination of the Pharmacy Management Agreement between Subtenant and Sub-landlord dated the 30th day of September, 1998. Notwithstanding any provision of this Sublease to the contrary, Subtenant's obligations under this Sublease shall be subject in all respects to the approval by the Women First HealthCare, Inc. Board of Directors and by the holders of two-thirds of the outstanding shares of Series A Preferred Stock of Women First HealthCare, Inc. If this condition is not satisfied or waived by Subtenant within 45 days of the execution of this Sublease, this Sublease shall be null and void and neither party shall have any obligations to the other hereunder.

        3. PAYMENTS TO SUB-LANDLORD.

           (a) Rent. Subtenant shall pay to Sub-landlord as annual base rent ("Base Rent") for the Subleased Premises of Twenty-Two U.S. Dollars ($22.00) per square foot of subleased space, payable in equal monthly increments. Base Rent shall commence once Subtenant receives its pharmacy license from the Colorado State Board of Pharmacy, and Base Rent shall be payable in advance beginning on this date and on the first day of each calendar month thereafter during the Sublease term. Base Rent shall include those services and utilities described in Section 3 of the Master Lease, for which Sub-landlord shall be responsible.

           (b) Prorations. Base Rent due for any partial month shall be pro-rated.

        4. USE OF SUBLEASED PREMISES. Subtenant shall use the Subleased Premises for only those uses permitted under the Master Lease.

        5. QUIET ENJOYMENT. Sub-landlord covenants that Subtenant shall be entitled to quiet enjoyment of the Subleased Premises, provided that Subtenant complies with the terms of this Sublease.

        6. CONSTRUCTION OF IMPROVEMENTS.

           (a) Subtenant Improvements. Sub-landlord shall construct Subtenant Improvements and make installations in, on or about the Subleased Premises in accordance with plans and specifications approved by Subtenant, Sub-landlord and Landlord. The work described in the preceding sentences and the resulting installations are referred to in this Sublease as the "Subtenant Improvements".

           (b) Cost of Subtenant Improvements. Sub-landlord, at Subtenant's sole cost and expense, shall provide all Subtenant Improvements necessary for Subtenant's business operation within and at the Subleased Premises.

        7. CONDITION OF SUBLEASED PREMISES.

           (a) Compliance with Laws. To Sub-landlord's actual knowledge (without any duty of Sub-landlord to investigate), the construction, the current and proposed uses, and the operation of the premises subject to the Master Lease and this Sublease are in full compliance with applicable building and seismic codes, environmental, zoning and land use laws, and other applicable local, state and federal laws, regulations and ordinances. Sub-landlord has not received written notice of any non-compliance with the above requirements and, to Sub-landlord's actual knowledge (without any duty of Sub-landlord to investigate), is not aware of any situation which, with the passage of time, would result in a notice of such non-compliance being given with respect to the construction, current and proposed uses, or operation of the premises subject to the Master Lease and this Sublease.

           (b) Hazardous Substances. Subtenant shall have no liability or responsibility for toxic or hazardous materials or substances in existence on the Subleased Premises prior to Subtenant's occupancy of the Subleased Premises or to the extent the same result from Sub-landlord's acts or omissions, or which occur on any portion of Sub-landlord's leased property not occupied by Subtenant, unless caused by Subtenant, its agents, employees, invitees or guests. Subtenant covenants and agrees not to suffer, permit, use, introduce or maintain in, on, under or about any portion of the Subleased Premises, any asbestos, polychlorinated biphenyl, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative orders or judgments, except for such materials, wastes or substances as are customarily used in connection with Subtenant's use of the Subleased Premises in accordance with this Sublease, and Subtenant agrees that such materials, wastes and substances will only be used, stored, transported and disposed of in compliance with all applicable environmental laws. Subtenant agrees that it will maintain Material Safety Data Sheets for the Subleased Premises in accordance with applicable law and will furnish copies thereof to Sub-landlord, Landlord (or to any lender to Landlord) upon reasonable request therefor from time to time. Subtenant shall indemnify, defend and hold harmless Sub-landlord and its lenders from and against any loss, cost, damage, liability, expense, suit, action or order arising in connection with any breach by Subtenant of any of the covenants and agreements set forth in the preceding sentence.

Sub-landlord represents and warrants that, to its actual knowledge, without duty to investigate:

                (i) Sub-landlord has conducted its operations at the Subleased Premises so as not to suffer, permit, use, introduce or maintain in, on, under or about any portion of the Subleased Premises, any asbestos, polychlorinated biphenyl's, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative orders or judgments, except for such materials, wastes or substances as were and are customarily used in connection with Sub-landlord's use of the Subleased Premises in accordance with the Master Lease; and

                (ii) Such materials, wastes and substances have only been (and prior to the commencement of this Sublease will only be) used, stored, transported and disposed of in compliance with all applicable environment laws.

           (a) Subtenant's Inspections and Acceptance. Subtenant shall perform and shall solely rely upon its own inspections of the Subleased Premises and shall fully satisfy itself as to the condition of the Subleased Premises and all parts thereof prior to acceptance of possession of the Subleased Premises. Except as expressly provided in this Sublease, Sub-landlord makes no representation or warranty regarding the condition of the Subleased Premises or the common areas or the fitness of the Subleased Premises for Subtenant's intended use.

           (b) Sub-landlord's Actual Knowledge. For purposes of this Sublease, Sub-landlord's actual knowledge shall be deemed to be the actual knowledge, without duty to investigate, of Michael T. Borer, General Manager of Sub-landlord.

        8. APPLICABILITY OF MASTER LEASE. This Sublease is subject and subordinate to the terms and conditions of the Master Lease.

        9. ASSUMPTION; INCORPORATION OF MASTER LEASE PROVISIONS AS SUBSTANTIVE PARTS OF THIS SUBLEASE.

           (a) Assumption. Except as otherwise expressly provided in this Sublease, Subtenant hereby expressly assumes and agrees to perform and comply with all the obligations required to be kept or performed by the Sub-landlord under the provisions of the Master Lease to the extent that they are applicable to the Subleased Premises. In the event of any default (as event of default is defined in Section 15 of the Master Lease which is incorporated herein) by Subtenant under this Sublease, or under any of the obligations assumed by Subtenant under the Master Lease, Sub-landlord shall have the same rights and remedies against Subtenant as those available to the Landlord under the Master Lease. The foregoing notwithstanding, Subtenant shall not assume the obligations of Sub-landlord under the following Master Lease provisions: Sections 1-5, 7, 10-13 and 26-29; provided, however, that nothing herein shall be deemed to relieve Subtenant from complying with the covenants of these sections.

           (b) Use of Master Lease Provisions To Define Sub-landlord/ Subtenant Rights and Obligations. To the extent this Sublease refers to or incorporates specific provisions of the Master Lease in order to define rights or obligations of Sub-landlord and Subtenant between Sub-landlord and Subtenant under this Sublease (e.g., as in Section 9.a., above), such references shall be deemed to refer to and incorporate the Master Lease provision referenced but with all appropriate defined terms revised to include Sublease defined terms (e.g., the terms Lessor, Lessee and Premises shall be deemed to refer to Sub-landlord, Subtenant and Subleased Premises, as appropriate).

           (c) Incorporation of Certain Master Lease Provisions. In addition to other Master Lease provisions specifically referenced elsewhere in this Sublease, the following provisions of the Master lease are specifically incorporated herein by reference, and shall define the rights and obligations of Sub-landlord and Subtenant with respect to each other and the subject matters addressed therein: Sections 6, 9, 14-19 and 21-25.

           (d) Subtenant shall be required to perform alterations, additions or improvements to the Sublease Premises in order to comply with laws, ordinances, regulations or orders only to the extent that such compliance is required due to Subtenant's particular use of the Sublease Premises.

       10. OBLIGATIONS OF SUB-LANDLORD.

           (a) Continuation of Master Lease. Sub-landlord will maintain the Master Lease during the entire term of this Sublease, and will not perform any act, or omit to perform any act not assumed by Subtenant hereunder, which would result in a default under the Master Lease (subject, however, to any earlier termination of the Master Lease not resulting from the fault of Sub-landlord). Sub-landlord agrees not to terminate the Master Lease or to modify the Master Lease in a manner, which would materially, adversely affect Subtenant's rights hereunder without the prior written consent of Subtenant. Any modification made without that consent shall, at Subtenant's election, be null and void and shall have no effect on the rights of Subtenant under this Sublease. Sub-landlord shall promptly deliver to Subtenant any notice of default received from Landlord pursuant to the Master Lease.

           (b) Discontinuation of Master Lease. If the Master Lease is terminated due to the fault of the Sub-landlord, the Sub-landlord agrees to reimburse the Subtenant for its Subtenant Improvements.

           (c) Services and Utilities. Sub-landlord shall contract and pay for all water, gas, heat, light, power, waste removal, sewer and other utilities and services supplies to the Subleased Premises, together with any taxes thereon.

        11. INDEMNIFICATION.

           (a) Sub-landlord's Obligation. Sub-landlord shall indemnify, defend and hold harmless Subtenant and its officers, directors, agents, and employees from and against any claims, damages, costs, expense (including an amount equal to reasonable attorneys' fees and costs), or liabilities arising out of or in any way connected with Sub-landlord's performance under this Sublease including, without limitation, claims, damages, costs, expenses, or liabilities for loss or damage to any property, or for death or injury to any person or persons in proportion to and to the extent that such claims, damages, costs, expenses, or liabilities arise from the negligence or willful acts or omissions of Sub-landlord, its officers, directors, agents, employees, or invitees.

           (b) Subtenant's Obligation. Subtenant shall indemnify, defend and hold harmless Sub-landlord and its officers, agents, and employees from and against any claims, damages, costs, expenses (including an amount equal to reasonable attorneys' fees and costs), or liabilities arising of out or connected with Subtenant's performance under this Sublease including, without limitation, claims, damages, costs, expenses, or liabilities for loss or damage to any property or for death or injury to any person or persons in proportion to and to the extent that such claims, damages, costs, expenses, or liabilities arise from the negligence or willful acts or omissions of Subtenant, its officers, directors, agents, employees, or invitees.

        12. INSURANCE. Notwithstanding the continuing obligation of the parties to maintain insurance coverage as required by Section 12 of the Master Lease with a single limit of not less than $1,000,000:

           (a) Subtenant shall maintain insurance as follows (the following requirements are supplementary to the Master Lease requirements):

                (i) Comprehensive or Commercial Form General Liability Insurance (contractual liability included), on an occurrence form, with minimum limits as follows:

                Each Occurrence                                      $1,000,000

                Products/Completed Operations Aggregate              $1,000,000
                Personal and Advertising Injury                      $1,000,000
                General Aggregate                                    $5,000,000

                (ii) Property Insurance, Fire and Extended Coverage Form in an
                     amount sufficient to reimburse Subtenant for all of its equipment, trade fixtures, inventory, fixtures and other personal property located on or in the Subleased Premises including all leasehold improvements hereinafter constructed or installed.

The insurance and the coverage referred to under Subsection (a)(i) and (a)(ii) of this Section 12 shall be endorsed to include Landlord and Sub-landlord as additional insured, and shall include cross-liability endorsements. Prior to the Sublease Commencement Date, Subtenant shall furnish Sub-landlord with Certificates of Insurance evidencing compliance with all requirements for insurance under this Sublease. Such Certificates shall further provide for thirty (30) days advance written notice to Sub-landlord of any modification, change or cancellation of any of the above insurance coverage.

The coverage required herein shall not in any way limit the liability of Subtenant, or its officers, directors, agents, or employees.

        13. WAIVER OF SUBROGATION. Subtenant and Sub-landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for losses or damages arising out of or incident to the risks insured against (or required to be insured against) under this Sublease and the Master Lease, or insured against under any policy held by the releasing party and then in effect, which losses or damages occur in, on or about the Subleased Premises, and whether due to the negligence of Subtenant or Sub-landlord or their agents, employees, contractors or invitees.

Each of Sub-landlord and Subtenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) business days within which to agree to pay the additional premium if such a policy is obtainable at additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

        14. ASSIGNMENT AND SUBLETTING. Subtenant shall have no right to assign or transfer its interest in this Sublease or any part thereof, or to sublet, transfer or convey, in any manner, the Sublease Premises or any part thereof, without the prior written consent of both Sub-landlord and Landlord. Sub-landlord's consent shall not be unreasonably withheld. If Subtenant attempts to assign or transfer its interest in this Sublease or any part thereof, or attempts to sublet, transfer or convey the Sublease Premises or any part thereof without first obtaining such written consents, then any such attempted assignment, transfer, sublet or conveyance shall be null and void and of no force or effect. Notwithstanding the foregoing, Subtenant shall have the right to assign, sublease or transfer its interest in this Sublease to a wholly owned subsidiary of Subtenant without Sub-landlord's written consent, provided Subtenant obtains the written consent of Landlord for such assignment, sublease or transfer in accordance with the Master Lease or a letter from Landlord waiving the requirement of Landlord's consent for such assignment, sublease or transfer.

        15. REPAIR AND MAINTENANCE. Except as set forth in Subsection 15a. hereto, Sub-landlord shall be solely responsible for the obligations set forth in Section 8 of the Master Lease.

           (a) Negligent Acts or Omissions of Subtenant. Notwithstanding the foregoing, Subtenant will promptly pay to Sub-landlord the reasonable costs of any repairs or maintenance required as a result of negligent acts or omissions or willful conduct of Subtenant or its officers, directors, agents, employees, or invitees.

        16. ALTERATIONS, MECHANICS' LIENS.

           (a) Alterations. Subtenant shall have no right to make structural alterations, improvements or additions to the Subleased Premises. Subtenant shall have the right to make non-structural alterations, improvements, additions or Utility Installations to the Subleased Premises not exceeding two thousand dollars ($2,000.00) without the prior written consent of Sub-landlord. All other alterations, additions, improvements and Utility Installations shall require the prior written consent of Sub-landlord and Landlord. Sub-landlord's consent shall not be unreasonably withheld. Notwithstanding the foregoing, all proposed alterations shall be subjected to satisfaction of the requirements of the Master Lease.

           (b) Condition at Termination. Upon termination of this Sublease, Subtenant shall remove any fixtures, machinery and equipment installed in the Subleased Premises by Subtenant unless mutually agreed otherwise. Subtenant shall repair, at its sole cost, any damage to the Subleased Premises caused by such removal. Upon termination of this Sublease, Subtenant shall return the Subleased Premises in the same condition as when delivered to Subtenant, excepting reasonable wear and tear and alterations, additions, improvements and Utility Installations approved in writing by Sub-landlord and Landlord and removal of which Landlord has not required. To the extent the Master Lease requirements pertaining to surrender contain obligations respecting the Subleased Premises in addition to those set forth in this Section 16.b., the Subtenant shall perform all such additional obligations prior to surrender. Sub-landlord shall have the same rights as lessor under the Master Lease Section 16 in connection with the Subleased Premises and Subtenant's surrender of same, and shall have the right to exercise such rights as against Subtenant.

           (c) Mechanics' Liens. Each party shall keep the Subleased Premises free from any liens arising out of any work performed by, materials furnished to, or obligations incurred by, each such party, respectively.

        17. ATTORNEYS' FEES. If any action or other proceeding arising out of this Sublease is commenced by either party to this Sublease concerning the Subleased Premises, then as between Sub-landlord and Subtenant, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs, and expenses incurred in the action or other proceeding by the prevailing party.

        18. NOTICES. All notices and demands of any kind which any party may be required or desires to serve upon the other parties under the terms of this Sublease shall be in writing, and shall be served upon the other parties at the addresses set forth beside their names set forth below. These addresses may be changed by a written notice given in accordance with this Section.

To Sub-landlord:  Health Script
                  9 Inverness Drive East
                  Englewood, CO  80112
                  Attn: General Manager
                  Facsimile number: (303) 799-6121

with a copy to:   Dura Pharmaceuticals, Inc.
                  7475 Lusk Boulevard
                  San Diego, CA 92121
                  Attn: Office of the General Counsel
                  Facsimile number: (619) 657-0981

To Subtenant:     Women First Pharmacy Services, Inc.
                  12220 El Camino Real, Suite 400
                  San Diego, California  92130
                  Attn:  President
                  Facsimile number:  (619) 509-1353

with a copy to:   Latham & Watkins
                  701 "B" Street, Suite 2100
                  San Diego, California  92101
                  Attn:  Scott N. Wolfe, Esq.
                  Facsimile number: (619) 696-7419

Notices may be sent only by the following means: personal delivery; United States mail, registered or certified, return receipt requested; or telephonic facsimile process.

Notices shall be effective only upon actual receipt by the party to whom notice is given or refusal to accept delivery. No notice shall be effective except as delivered in a manner prescribed in this section. It is intended that the party sending a notice shall bear the risk of non-delivery or late delivery.

        19. BINDING EFFECT. This Sublease shall be binding upon and inure to the benefit of the permitted successors and assigns of Sub-landlord and Subtenant.

        20. ENTIRE AGREEMENT. This Sublease, together with the exhibits hereto and incorporated herein, sets forth the entire agreement relating to the occupancy of the Subleased Premises by Subtenant. No waiver of any provision of this sublease or of any breach or default hereunder shall be held or waivers of any other provision or any other breach or default. No agreement or understanding pursuant to or contemplated by this Sublease and no consent to, change in or modification of, any provision of this Sublease shall be effective unless contained in a writing which is signed by the party against whom enforcement is sought.

        21. TIME OF ESSENCE. Time is of the essence of this Sublease.

        22. LANDLORD'S CONSENT. This Sublease shall not become effective until Landlord has given its written consent to this Sublease.

        23. LENDER'S CONSENT. If any security documents which cover the subleased premises provide the lender with consent rights with respect to this Sublease and, despite the use of reasonable efforts, such lender withholds its consent to such Sublease then, at the written election of Sub-landlord, this Sublease shall automatically terminate without further liability or obligation on the part of Sub-landlord or Subtenant, except for those provisions which by their terms survive the termination of the Sublease.

        24. COUNTERPARTS. This Sublease may be executed in oe or more counterparts, all of which will be considered one and the same agreement.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Sublease as the date first set forth above.

THE COMPANY


By:
               -----------------------------------------------------


Signature:
               -----------------------------------------------------


Title:
               -----------------------------------------------------


HEALTH SCRIPT


By:
               -----------------------------------------------------


Signature:
               -----------------------------------------------------


Title:
               -----------------------------------------------------

        IN WITNESS WHEREOF, the parties have executed this Sublease as the date first set forth above.



THE COMPANY


By:              DAVID F. HALE
               -----------------------------------------------------


Signature:       /s/ David F. Hale
               -----------------------------------------------------


Title:           President & CEO
               -----------------------------------------------------


HEALTH SCRIPT



By:
               -----------------------------------------------------


Signature:
               -----------------------------------------------------


Title:
               -----------------------------------------------------

        IN WITNESS WHEREOF, the parties have executed this Sublease as the date first set forth above.



THE COMPANY


By:
               -----------------------------------------------------


Signature:
               -----------------------------------------------------


Title:
               -----------------------------------------------------


HEALTH SCRIPT


By:              MICHAEL BOSCH
               -----------------------------------------------------


Signature:       /s/ Michael Bosch
               -----------------------------------------------------


Title:           General Manager
               -----------------------------------------------------

                                    EXHIBIT A

                                  MASTER LEASE

                                  ATTACHMENT E
                     CALCULATION OF PHARMACY MANAGEMENT FEE


PHARMACY MANAGEMENT FEE

                           Minimum           Maximum        Monthly Fee    and    Per Rx Fee(*)
  Orders per month       ***
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month
  Orders per month

                                   (*)  Per RX assessed on all orders dispensed.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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